EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Frozen Food Express Industries, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best knowledge of the undersigned:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 26, 2010	By:	/s/ Stoney M. Stubbs, Jr.
STONEY M. STUBBS, JR.
Chairman of the Board and Chief Executive Officer

Date: February 26, 2010	By:	/s/ John McManama
JOHN MCMANAMA
Interim Chief Financial Officer